                         CHASE MANHATTAN BANK USA, N.A.
                              NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2003-1


Section 7.3 Indenture                                                            Distribution Date:                      6/15/2004
-----------------------------------------------------------------------------------------------------------------------------------

(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                 0.00
             Class B Principal Payment                                                 0.00
             Class C Principal Payment                                                 0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                 0.00
             Class B Principal Payment                                                 0.00
             Class C Principal Payment                                                 0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                  1,167,250.00
             Class B Note Interest Requirement                                    124,337.50
             Class C Note Interest Requirement                                    239,250.00
                     Total                                                      1,530,837.50

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                                       0.92639
             Class B Note Interest Requirement                                       1.18417
             Class C Note Interest Requirement                                       1.77222

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                                    1,260,000,000
             Class B Note Principal Balance                                      105,000,000
             Class C Note Principal Balance                                      135,000,000

(iv)    Amount on deposit in Owner Trust Spread Account                        15,000,000.00

(v)     Required Owner Trust Spread Account Amount                             15,000,000.00



                                                                                By:
                                                                                   -------------------

                                                                                Name:  Patricia M. Garvey
                                                                                Title: Vice President

-----------------------------------------------------------------------------------------------------------------------------------